UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 25, 2008

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200

Solana Beach, California  92075

(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 25, 2008, Open Energy Corporation (“we” or the “Company”) entered into a manufacturing and license agreement (the “License Agreement”) with Wuxi Suntech Power Co., LTD (“Suntech”) pursuant to which, among other things, we granted Suntech an exclusive license of the intellectual property incorporated into our solar roof tile product and any similar or new generation tile roof products (the “Tile Products”). Pursuant to the License Agreement, Suntech will have the exclusive right to manufacture and sell the Tile Products on a worldwide basis during the term of the License Agreement, which extends through December 31, 2013. Suntech is required to offer Burlingame Industries, dba Eagle Roofing Products, the exclusive right to distribute the Tile Products in the United States for 2009 and 2010. We will earn royalties as a percentage of Suntech’s total sales of the Tile Product on a quarterly basis during the term of the License Agreement in accordance with a formula specified in the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

	By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle General Counsel

Date: December 2, 2008